                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                            TIDEL TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

[TIDEL LOGO]


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 26, 2002

         The Annual Meeting (the "Meeting") of Stockholders of Tidel Technologies, Inc. (the "Company") will be held at the offices of Tidel Engineering, L.P., 2310 McDaniel Drive, Carrollton, Texas 75006, on Thursday, September 26, 2002, at 10:00 A.M., Central Time. The purposes of the Meeting are to vote upon:

         1. The election of six (6) directors to hold office until the next annual meeting in 2003 or until their successors have been elected and qualified;

         2. The selection of KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2002; and

         3. Such other business as may properly come before the Meeting and any adjournment thereof.

         The Board of Directors fixed the close of business on Monday, August 19, 2002, as the record date for determining stockholders entitled to notice of, and to vote at, the Meeting and any adjournment thereof. A complete list of stockholders entitled to vote at the Meeting will be available at the offices of the Company, 5847 San Felipe, Suite 900, Houston, Texas 77057, for not less than ten days prior to the Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. A PROXY WILL NOT BE VALID UNLESS IT IS RECEIVED AT THE OFFICE OF COMPUTERSHARE TRUST COMPANY, 350 INDIANA STREET, SUITE 800, GOLDEN, COLORADO 80401, PRIOR TO THE DATE FIXED FOR THE MEETING. MAILING YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO ATTEND IN PERSON OR VOTE AT THE MEETING.

                                  James T. Rash
                                  Chairman and
                                  Chief Executive Officer

September 6, 2002

                            TIDEL TECHNOLOGIES, INC.
                                 5847 SAN FELIPE
                                    SUITE 900
                              HOUSTON, TEXAS 77057
                                 (713) 783-8200


                                 PROXY STATEMENT


INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Tidel Technologies, Inc., a Delaware corporation (the "Company") of proxies in the accompanying form to be used at the Annual Meeting (the "Meeting") of Stockholders of the Company to be held on September 26, 2002, and any adjournment thereof. This Proxy Statement, the accompanying form of proxy and the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 (the "2001 Annual Report") were mailed to stockholders on or about September 6, 2002. The shares represented by the proxies received pursuant to the solicitation made hereby and not revoked will be voted at the Meeting.

MEETING OF STOCKHOLDERS

         The Meeting will be held at the offices of Tidel Engineering, L.P., 2310 McDaniel Drive, Carrollton, Texas 75006, on Thursday, September 26, 2002, at 10:00 A.M., Central Time.

RECORD DATE AND VOTING

         The Board of Directors fixed the close of business on Monday, August 19, 2002, as the record date (the "Record Date") for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Meeting. Such stockholders will be entitled to one vote for each share held on each matter submitted to a vote at the Meeting. On the Record Date, there were 17,426,210 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.

PURPOSES OF THE MEETING

         The purposes of the Meeting are to vote upon (i) the election of six
         (6) directors for the ensuing year, (ii) the selection of KPMG LLP as the Company's independent auditors for the fiscal year ending September 30, 2002 and (iii) such other business as may properly come before the Meeting and any adjournment thereof.

QUORUM AND REQUIRED VOTE

         The presence, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company is necessary to constitute a quorum for the purpose of acting on the matters referred to in the Notice of Annual Meeting accompanying this Proxy Statement and any other proposals which may properly come before the Meeting. In the tabulation of votes, proxies marked "abstain" will be counted for the purposes of determining the presence of a quorum and for calculating the number of shares represented at the Meeting but will not be counted as either affirmative votes or negative votes. So-called broker "non-votes" (i.e., shares held by brokers, fiduciaries or other nominees which are not permitted to vote due to the absence of instructions from beneficial owners) will be deemed to be abstentions and counted solely for quorum purposes.

PROXIES

         A stockholder who has given a proxy may revoke it by voting in person at the Meeting, by giving written notice of revocation to the Secretary of the Company or by giving a later dated proxy at any time before voting.

         On the matters coming before the Meeting as to which a choice has been specified by a stockholder by means of the ballot on the proxy, the shares will be voted accordingly. If no choice is so specified, the shares will be voted (i) FOR the election of the nominees for director listed in this Proxy Statement and (ii) FOR the selection of KPMG LLP as the Company's independent auditors, all as referred to in Items 1 and 2, respectively, in the Notice of Annual Meeting of Stockholders and as described in this Proxy Statement.

         The form of proxy accompanying this Proxy Statement confers discretionary authority upon the named proxyholders with respect to amendments or variations to the matters identified in the accompanying Notice of Meeting and with respect to any other matters which may properly come before the Meeting. As of the date of this Proxy Statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting.

SUBSTITUTED PROXIES

         The persons named in the accompanying form of proxy have been selected by the Company's management to act as proxies. A STOCKHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A STOCKHOLDER) TO REPRESENT HIM AT THE MEETING MAY DO SO, EITHER BY: (a) striking out the printed names and inserting the desired person's name in the blank space directly above the names so stricken or (b) by completing another proper form of proxy.

COSTS OF SOLICITATION

         The Company will bear the cost of printing and mailing proxy materials, including the reasonable expenses of brokerage firms and others for forwarding the proxy materials to beneficial owners of Common Stock. In addition to solicitation by mail, solicitation may be made by certain directors, officers and employees of the Company, or firms specializing in solicitation; and may be made in person or by telephone or telegraph. No additional compensation will be paid to any director, officer or employee of the Company for such solicitation.


                          ITEM 1: ELECTION OF DIRECTORS

         The Company has one class of directors, each serving a one-year term. Directors elected at the Meeting will serve until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

INFORMATION WITH RESPECT TO NOMINEES AND DIRECTORS

         Set forth below are the names and ages of the nominees for directors and their principal occupations at present and for the past five years. There are, to the knowledge of the Company, no agreements or understandings by which these individuals were so selected. No family relationships exist between any directors or executive officers (as such term is defined in Item 402 of Regulation S-K). All nominees are currently serving as Directors of the Company.


                                                         All Offices
                                                         with the                                         Director
                Name                             Age     Company                                          Since
                ----                             ---     -----------                                      --------

                James T. Rash                    62      Chairman of the Board of the Company and         1987
                                                         the Company's operating subsidiaries,
                                                         President, Chief Executive and Financial
                                                         Officer, and Director


                Mark K. Levenick                 42      Chief Operating Officer of the Company,          1995
                                                         President and Chief Executive Officer of
                                                         the Company's operating subsidiaries, and
                                                         Director


                Michael F. Hudson                50      Executive Vice President of the Company, Chief   2001
                                                         Operating Officer of the Company's operating
                                                         subsidiaries, and Director


                Jerrell G. Clay                  61      Director                                         1990


                Raymond P. Landry                63      Director                                         2001


                Stephen P. Griggs                44      Director                                         2002



BUSINESS BACKGROUND

         The following is a summary of the business background and experience of each of the persons named above:

         JAMES T. RASH joined the Company in July 1987 and has served as Chief Financial Officer and as a Director since that time. Since February 1989, he has also served continuously as Chairman of the Board of Directors and Chief Executive Officer, with the exception of the medical leave of absence by Mr. Rash from February 2002 to August 2002. Mr. Rash was a previously practicing certified public accountant with the firm of Arthur Andersen & Co. for approximately 10 years, and holds a Bachelor of Business Administration degree from the University of Texas. Mr. Rash also currently serves as a director of 3 Mark Financial, Inc. and CCC GlobalCom, Inc. In August 2002, Mr. Rash resumed his duties as Chief Executive and Financial Officer.

         MARK K. LEVENICK is Chief Operating Officer of the Company and has served as Chief Executive Officer of the Company's operating subsidiaries for in excess of five years. Mr. Levenick has been a Director of the Company since May 1995. He holds a Bachelor of Science degree from the University of Wisconsin at Whitewater. Mr. Levenick acted as Interim Chief Executive Officer of the Company during the medical leave of absence of James T. Rash.

         MICHAEL F. HUDSON is Executive Vice President of the Company and Chief Operating Officer of the Company's principal operating subsidiary. Mr. Hudson has served as a Director of the Company since February 2000. Prior to joining the Company in September 1993, he held various positions with the Southland Corporation and its affiliates for more than 18 years, concluding as President and Chief Executive Officer of MoneyQuick, a large non-bank ATM network. Mr. Hudson is a recognized authority in the ATM industry.

         JERRELL G. CLAY has served as a Director of the Company since December 1990 and is Chief Executive Officer of 3 Mark Financial, Inc., an independent life insurance marketing organization, and has served as President of one of its predecessors for in excess of five years. Mr. Clay also serves as a member of the Management Advisory Committee of Protective Life Insurance Company of Birmingham, Alabama.

         RAYMOND P. LANDRY has served as a Director of the Company since February 2001 and has been engaged in private business consulting to various companies, including some entities in the ATM industry, for in excess of five years. He has served as a senior executive or financial officer with three publicly traded companies and several private concerns over the last 29 years. Prior to that time, he was employed by the consulting group of Arthur Andersen & Co. (now known as Accenture) for 10 years. Mr. Landry holds a Bachelor of Science degree in Business Administration from Louisiana State University.

         STEPHEN P. GRIGGS has served as a Director of the Company since June 2002 and has been primarily engaged in managing his personal investments since 2000. From 1988 to 2000, Mr. Griggs held various positions, including President and Chief Operating Officer, with RoTech Medical Corporation, a Nasdaq-traded company. He holds a Bachelor of Science degree in Business Management from East Tennessee State University and a Bachelor of Science degree in Accounting from the University of Central Florida. Mr. Griggs was appointed to the Board of Directors during 2002 to fill the vacancy created by the mid-term resignation of James L. Britton, III.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SIX (6) DIRECTOR NOMINEES LISTED ABOVE.

         In addition, although he is not an executive officer or director of the Company, because of his significant contributions to the business of the Company, M. FLYNT MORELAND is a significant employee that the Company is including in this disclosure pursuant to Item 401(c) of Regulation S-K. Mr. Moreland, who is 45 years old, has been the Senior Vice President - Research and Development of the Company's principal operating subsidiary, Tidel Engineering, L.P., since February 1990. There are no other executive officers of Tidel Technologies, Inc.

DIRECTOR COMPENSATION

         During the year ended September 30, 2001, each Director of the Company received warrants to purchase 50,000 shares of Common Stock at an exercise price of $2.91 (such price being equal to the fair market value of the Common Stock at the date of the grant) for directors' remuneration. In addition, Directors receive $1,000 per meeting as compensation for their services as members of the Board of Directors. Directors who serve on board committees receive $500 per committee meeting.

BOARD COMMITTEES AND MEETINGS

         The Board of Directors has established an Audit Committee, a Compensation Committee and a Special Committee. The Audit Committee is composed of Messrs. Landry, Clay and Griggs, all of whom are independent, non-employee directors. The Audit Committee, which is chaired by Mr. Landry, is charged with reviewing the Company's financial statements, the scope and performance of the audit and nonaudit services provided by the Company's independent auditors and overseeing the Company's internal accounting procedures.

         The Compensation Committee is composed of Messrs. Landry and Clay, and is chaired by Mr. Clay. The Compensation Committee administers the Company's 1997 Long-Term Incentive Plan (the "1997 Plan") and reviews, evaluates and makes recommendations to the Board with respect to such matters as the payment of direct salaries, benefits and incentive compensation to the Company's executive officers and the senior management personnel of the subsidiaries.

         The Special Committee is composed of Messrs. Rash, Clay and Landry. The Special Committee was formed by the Board of Directors in 2002, and is charged with evaluating financing proposals and reviewing merger and acquisition opportunities.

         During the fiscal year ended September 30, 2001, the Board of Directors, the Audit Committee and the Compensation Committee each held one meeting, which were attended by all members. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Delaware.

         The Company does not presently have a nominating committee, and the customary functions of such committee are being performed by the entire board.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission ("SEC") and NASDAQ. Such entities are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed.

         Based solely on a review of the copies of Forms 3, 4 and 5 furnished to the Company, and any amendments thereto, and any written representations with respect to the foregoing, the Company believes that its directors and officers, and greater than 10% beneficial owners, have complied with all Section 16(a) filing requirements.


                              VOTING SECURITIES AND
                            PRINCIPAL HOLDERS THEREOF

The following table sets forth as of the Record Date, the number of shares of Common Stock beneficially owned by (i) the only persons known to the Company to be the beneficial owners of more than 5% of its voting securities, (ii) each current director, nominee for director, and executive officer (as such term is defined in Item 402 of Regulation S-K) of the Company individually and (iii) by all current directors and the executive officers of the Company as a group. Except as otherwise indicated, and subject to applicable community property laws, each person has sole investment and voting power with respect to the shares shown. Ownership information is based upon information furnished by the respective holders and contained in the Company's records.

                                                                        Amount and Nature
                                  Name and Address of Beneficial          of Beneficial         Percent of
           Title of Class                     Owner                         Ownership           Class (1)
           --------------         ------------------------------        -----------------       ----------

         Common Stock           Alliance Developments                         1,031,362                5.9%
                                One Yorkdale Rd., Suite 510
                                North York, Ontario
                                M6A 3A1

         Common Stock           Dimensional Fund Advisors Inc.                  948,200                5.4%
                                1299 Ocean Avenue, 11th Floor
                                Santa Monica, California 90401

         Common Stock           James T. Rash                                   377,500(2)             2.2%
                                5847 San Felipe, Suite 900
                                Houston, Texas 77057

         Common Stock           Mark K. Levenick                                422,500(3)             2.4%
                                2310 McDaniel Dr.
                                Carrollton, Texas 75006

         Common Stock           Jerrell G. Clay                                 231,405(4)             1.3%
                                2900 Wilcrest, Suite 245
                                Houston, Texas 77042

         Common Stock           Michael F. Hudson                               265,200(5)             1.5%
                                2310 McDaniel Dr.
                                Carrollton, Texas 75006

         Common Stock           M. Flynt Moreland                                92,400(6)               *
                                2310 McDaniel Dr.
                                Carrollton, Texas 75006

         Common Stock           Raymond P. Landry                                78,500(7)               *
                                908 Town & Country Blvd.
                                Ste. 120
                                Houston, Texas

         Common Stock           Stephen P. Griggs                                    --                  *
                                5847 San Felipe, Suite 900
                                Houston, Texas 77057

         Common Stock           Directors and Executive Officers              1,467,505(8)             8.1%
                                as a group (7 persons)

----------

*        Less than one percent.

(1)      Based upon 17,426,210 shares outstanding as of August 19, 2002.

(2) Includes 137,500 shares which could be acquired within 60 days upon exercise of outstanding options and warrants at exercise prices of (i) $1.25 per share as to 50,000 shares, (ii) $1.875 per share as to 37,500 shares and (iii) $2.91 per share as to 50,000 shares.

(3) Includes 307,500 shares which could be acquired within 60 days upon exercise of outstanding warrants and options at exercise prices of (i) $0.875 per share as to 25,000 shares, (ii) $1.25 per share as to 70,000 shares,

         (iii) $1.4375 per share as to 25,000 shares, (iv) $1.875 per share as to 37,500 shares, (v) $2.50 per share as to 100,000 shares and (vi) $2.91 per share as to 50,000 shares.

(4) Includes 50,000 shares which could be acquired within 60 days upon exercise of outstanding warrants at an exercise price of $2.91 per share as to 50,000 shares.

(5) Includes 152,000 shares which could be acquired within 60 days upon exercise of outstanding options and warrants at exercise prices of (i) $1.25 per share as to 33,500 shares, (ii) $1.875 per share as to 25,000 shares, (iii) $2.50 per share as to 33,500 shares, (iv) $2.91 per share as to 50,000 shares and (v) $5.00 per share as to 10,000 shares. Included in the total amount beneficially owned by Mr. Hudson are 83,500 shares which are pledged to secure a loan from the Company.

(6) Includes 31,600 shares which could be acquired within 60 days upon exercise of outstanding options at exercise prices of (i) $1.25 per share as to 10,800 shares, (ii) $1.875 per share as to 10,000 shares and (iii) $2.50 per share as to 10,800 shares.

(7) Includes 50,000 shares which could be acquired within 60 days upon exercise of outstanding warrants at exercise prices of $2.91 per share.

(8) Includes the 137,500 shares referred to in Note (2) above, the 307,500 shares referred to in Note (3) above, the 50,000 shares referred to in Note (4) above, the 152,000 shares referred to in Note (5) above, the 31,600 shares referred to in Note (6) above, and the 50,000 shares referred to in Note (7) above, which could be acquired within 60 days upon exercise of outstanding options and warrants.

                             EXECUTIVE COMPENSATION

The following table sets forth the amount of all cash and other compensation paid by the Company for services rendered during the fiscal years ended September 30, 2001, 2000 and 1999 to James T. Rash, the Chairman of the Board and Chief Executive Officer, and the Company's four most highly compensated Executive Officers, as such term is defined in Item 402 of Regulation S-K, other than the CEO.

SUMMARY COMPENSATION TABLE

                                                                                   Long-term
                                                Annual Compensation               Compensation
                                    -------------------------------------------   ------------
                                                                                     Awards
                                                                    Other          Securities
Name and Principal                                                  Annual         Underlying          All Other
    Position               Year     Salary($)      Bonus ($)    Compensation($)      Options      Compensation ($)(2)
------------------         ----     ---------      ---------    ---------------   ------------    -------------------

James T. Rash              2001     $ 225,000    $          --         *                  --           $ 8,880
Chief Executive and        2000       225,000(1)       225,000         *              75,000             8,475
Financial Officer          1999       175,000           90,000         *             100,000             7,750

Mark K. Levenick           2001     $ 262,500    $          --         *                  --           $ 4,480
Chief Operating Officer    2000       262,500          278,000         *              75,000             4,480
                           1999       250,000           85,500         *             100,000             4,480

Michael F. Hudson          2001     $ 204,750    $          --         *                  --           $    --
Executive Vice President   2000       204,750          219,000         *              50,000                --
                           1999       195,000           66,700         *              67,000                --

M. Flynt Moreland          2001     $ 150,000    $          --         *                  --           $    --
Senior Vice President -    2000       150,000          134,000         *              20,000                --
Research & Development     1999       129,000           29,000         *              21,600                --
of Tidel Engineering, L.P.

Eugene W. Moore (3)        2001     $ 115,000    $          --         *                  --           $    --
Senior Vice President -    2000       115,000           90,000         *              17,500                --
Operations of Tidel        1999       110,000           25,000         *              21,600                --
Engineering, L.P.

----------

*    -   Certain of the officers of the Company routinely receive other benefits from the Company, the amounts of which are customary in the industry. The aggregate dollar value of such benefits paid to any named executive office did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus during each of the fiscal years ended September 30, 2001, 2000 and 1999.

(1)  -   Includes $50,000 of salary earned in the year ended September 30, 2000, which was deferred and paid in the year ended September 30, 2001.

(2)  -   The amounts relate to the dollar value of insurance premiums paid by the Company during the covered fiscal year with respect to term life insurance for the benefit of a named executive officer.

(3)  -   Mr. Moore died May 28, 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

The Company did not grant any stock options or stock appreciation rights to any of the Company's executive officers during the fiscal year ended September 30, 2001.

OPTION EXERCISES IN LAST FISCAL YEAR AND OPTION VALUES AT FISCAL YEAR END

The following table provides (i) information relating to the exercise of stock options by Mr. Moore, (ii) the number of options exercisable by the respective optionees and (iii) the respective valuations at September 30, 2001.

                                                                    Number of
                                                              Securities Underlying               Value of Unexercised
                                                              Unexercised Options at            in-the-Money Options at
                          Shares                                September 30, 2001                 September 30, 2001
                         acquired           Value                    (Shares)                              ($)(2)
                       on exercise        realized        -------------------------------     -------------------------------
      Name                 (#)               ($)           Exercisable      Unexercisable      Exercisable      Unexercisable
-----------------     -------------     -------------     -------------     -------------     -------------     -------------

James T. Rash                    --                --            80,000           175,000     $          --     $          --
Mark K. Levenick                 --                --           200,000           175,000                --                --
Michael F. Hudson                --                --            33,500           117,000                --                --
M. Flynt Moreland                --                --            10,800            41,600                --                --
Eugene W. Moore              50,000     $     227,500(1)         21,600            39,100                --                --


----------

(1) On January 14, 2001, Mr. Moore exercised 50,000 options at an exercise price of $1.513 per share. Based on the closing price of the Company's Common Stock of $6.063 on the date of exercise, the difference between the exercise cost and the market value of the shares was $227,500. Mr. Moore died May 28, 2002. At the time of his death, he beneficially owned all 50,000 shares, which are pledged to secure a loan from the Company.

(2) Based on the closing price of the Company's Common Stock of $0.70 per share on September 30, 2001.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

The Company did not grant any awards to any of the Company's executive officers under any long-term incentive plans during the fiscal year ended September 30, 2001.

EMPLOYMENT AGREEMENTS

Messrs. Rash, Levenick, Hudson, and Moreland have employment agreements with the Company, which provide for minimum annual salaries of $225,000, $262,500, $204,750, and $150,000, respectively, over a three-year term ending January 2005, with certain change of control provisions. In the event of a change of control, the executive officers are entitled to all compensation due through the balance of the term of the agreements, and immediate vesting of all restricted stock, performance units, stock options, stock appreciation rights, warrants and employee benefit plans. Mr. Moore was a party to a similar agreement, which provided for a minimum annual salary of $115,000, and terminated upon his death, May 28, 2002.

COMPENSATION COMMITTEE INTERLOCKS

Jerrell G. Clay, Chairman of the Compensation Committee, has an ownership interest that is greater than 10% in, and is an executive officer of, a privately held corporation that was provided with certain office space and administrative services by the Company from 1997 to 1999. This corporation was indebted to the Company in the aggregate amount of $22,341 at September 30, 2001, which was the largest aggregate amount of indebtedness outstanding at any time during the fiscal year. This indebtedness has been paid in full subsequent to the fiscal year ended September 30, 2001. James T. Rash, Chairman and Chief Executive Officer, is a director of, and also has a greater than 10% interest in, this privately held corporation.


                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") is composed entirely of non-employee directors. The Committee's principal functions are to establish base salary levels, to determine and measure achievement of corporate and individual goals for the named executive officers and other executive officers on an annual basis, and to select the participants, measure achievement of objectives and determine awards under the 1997 Plan. In addition, the Committee reviews any proposed changes to any benefit plans of the Company such as deferred compensation plans and 401(k) Savings Plans. The Committee's recommendations are subject to the approval of the Board of Directors.

The Committee's goal is to establish a motivational compensation plan for executives that will enable the Company to attract and retain those individuals deemed most qualified to improve and enhance its future performance. The Company currently has three basic elements in the compensation for its executive officers. These elements are (a) base salary compensation, (b) annual incentive compensation and (c) long-term incentive compensation. These elements of compensation recognize both individual and corporate performance. Annual incentive compensation provides awards for performance over a shorter period, while long-term incentive compensation optimizes rewards for performance over a longer term based upon achievement of cumulative earnings. In addition, stock option grants result in a reward when the market value appreciates in relation to the option price.

In 1997, the Company retained KPMG LLP to establish the base criteria and performance parameters for all aspects of compensation for each executive officer. On an annual basis, the Committee conducts an evaluation to update the data and establish the objectives for the next year within the guidelines recommended by KPMG LLP in their initial study.

The latest evaluation, performed in December 2000 to set objectives for fiscal 2001, included a review of compensation policies of companies similar to the Company in size, industry and geographic location. To the greatest extent possible, the survey included some of the companies with which the Company competes for talented executives.

The following is a discussion of each element of compensation:

BASE SALARY COMPENSATION

The base salary for all executive officers is reviewed annually, and the Committee's review process continues throughout the year. This review includes an analysis of past and expected future performance of the executive officers, as well as the responsibilities and qualifications of the executive officers individually and the performance of the Company in comparison with companies similar to the Company. The Committee's compensation policy is to generally set base salary at or below median.

ANNUAL INCENTIVE COMPENSATION

The Annual Incentive Plan (the "Incentive Plan") recognizes the performance of the named executive officers, other executive officers and key managers who contribute to the Company's success. These participants have the greatest impact on the profitability of the Company. In general, the participants with the most significant responsibility have a significant portion of their cash compensation tied to the Incentive Plan. The performance criteria, which are described in more detail below, reflect a combination of corporate operating profit and specific individual goals and objectives.

At the beginning of each year, the Committee establishes annual performance goals for the Company which are based on Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"). The performance goals include threshold and maximum amounts for achievement. The Committee established the threshold level for 2001 at levels that required the Company to exceed by 14 percent the EBITDA achieved in 2000 before any payout could occur and with the maximum amount at 52 percent over 2000. No Incentive Plan compensation is paid if the Company does not achieve at least the threshold amount of its EBITDA goal. In 2001, the Company did not achieve the minimum threshold of its performance goals due to the material adverse effect on sales and earnings as a result of the termination of business with the Company's former largest customer, Credit Card Center ("CCC"), and related losses incurred in connection with the collection of receivables from CCC. Accordingly, no executive officers received compensation under the Incentive Plan for the fiscal year ended September 30, 2001.

LONG-TERM INCENTIVE COMPENSATION

The Committee believes that stock options provide an essential competitive component in the executive compensation program. Also, the Committee believes that stock options align the interests of the named executive officers and other executive officers with those of the Company's shareholders since no benefit inures to the executive officers unless stock price appreciation occurs over a period of years. Due to aforementioned difficulties incurred as a result of the termination of business with CCC, the Company did not grant any awards to any of the Company's executive officers under any long-term incentive plans during the fiscal year ended September 30, 2001.

CHIEF EXECUTIVE OFFICER COMPENSATION

James T. Rash, who currently continues to serve as Chairman of the Board of the Company, also served as Chief Executive Officer and Chief Financial Officer throughout 2001. Mr. Rash typically participates in all three elements of compensation previously discussed. The criteria used in setting Mr. Rash's total compensation plan include his longevity with the Company, his experience, the financial performance of the Company and increases in the market capitalization of the Company.

                                     COMPENSATION COMMITTEE
                                     Jerrell G. Clay, Chairman
                                     Raymond P. Landry



                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL
                     RETURN AMONG TIDEL TECHNOLOGIES, INC.,
                    PEER GROUP INDEX AND NASDAQ MARKET INDEX

                              1997(1)       1998         1999         2000         2001
                             --------     --------     --------     --------     --------
Tidel Technologies, Inc.     $ 165.71     $  71.43     $  90.00     $ 317.17     $  31.95
Peer group (2)                 128.81        72.13        88.36       106.84       128.13
NASDAQ Market Index            135.92       141.25       228.51       312.59       128.07

----------
(1) Assumes $100 invested on October 1, 1996 and no dividends paid in any year thereafter.

(2) Peer group consists of companies utilizing the category for Calculating and Accounting Equipment, SIC 3578.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In September 2000, the Company loaned $141,563 to Michael F. Hudson, Executive Vice President of the Company and Chief Operating Officer of the Company's principal operating subsidiary, in a promissory note maturing October 1, 2002, and bearing interest at 10% per annum. During the year ended September 30 2001, the Company loaned an additional $225,000 to Mr. Hudson, and $75,625 to Eugene Moore, Senior Vice President of the Company, in promissory notes maturing October 1, 2002, and bearing interest at 10% per annum. The notes from Messrs. Hudson and Moore are secured by a pledge of 83,500 shares and 50,000 shares, respectively, of the Company's Common Stock. The note to Mr. Hudson in the amount of $141,563 and the note to Mr. Moore in the amount of $75,625 relate to the exercise of certain stock option agreements.

At September 30, 2001, James T. Rash, Chairman and CEO of the Company, had outstanding advances due to the Company in the aggregate amount of $843,554, which were converted to a promissory note dated September 30, 2001, bearing interest at 10% per annum, and maturing September 30, 2004. Subsequent to September 30, 2001, Mr. Rash received additional advances from the Company in the aggregate amount of $300,000, which were converted to a promissory note dated January 14, 2002, bearing interest at 10% per annum, and maturing January 14, 2005.

From 1994 to 1997, the Company had provided certain office space and administrative services to two privately held entities with which Mr. Rash previously had an affiliation. The entities are indebted to the Company in the aggregate amount of $215,866, such amount being the largest aggregate amount of indebtedness outstanding at any time during the fiscal year ended September 30, 2001. The Company is uncertain about the collectibility of these accounts, however, and established a reserve for losses from these accounts in the amount of $200,000 during the fiscal year ended September 30, 2001.

From 1997 to 1999, the Company had provided certain office space and administrative services to a privately held corporation in which Mr. Rash and Jerrell G. Clay, Director of the Company, each have a greater than 10% ownership interest and Mr. Clay is an executive officer. This corporation was indebted to the Company in the aggregate amount of $22,341 at September 30, 2001, such amount being the largest aggregate amount of indebtedness outstanding at any time during the fiscal year. This amount was paid in full subsequent to the fiscal year ended September 30, 2001.

            ITEM 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected KPMG LLP to serve as the Company's independent auditors. KPMG LLP has served as the Company's independent auditors since October 1991. While it is not required to do so, the Board of Directors is submitting the selection of that firm as the Company's independent auditors for the fiscal year ending September 30, 2002 to stockholders for ratification in order to ascertain the stockholders views. Such ratification of the selection of KPMG LLP will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company entitled to vote thereon and represented at the Meeting. The Board of Directors will reconsider its selection should the stockholder votes evidence disapproval.

AUDIT FEES

The following schedule summarizes fees billed to the Company by KPMG LLP for calendar year 2001 services:

         Audit fees..................................    $ 143,534
         All other fees (1)..........................       80,979
                                                         ---------
           Total.....................................    $ 224,513
                                                         =========

         ----------
         (1) Includes tax planning and compliance fees totaling $55,479 and non-financial statement advisory and regulatory services totaling $25,500.

The Audit Committee considered whether the providing of non-audit services impacted KPMG's independence from an audit standpoint, and concluded that their independence was not compromised.

Representatives of KPMG LLP are expected to be present at the Meeting and available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF KPMG LLP.

                              STOCKHOLDER PROPOSALS

Pursuant to Regulation 14A governing solicitation of proxies and the Company's By-laws, stockholders must give advance notice to the Company of nominations for election to the Board of Directors, of stockholder proposals and of other matters that the stockholder wishes to present for action at the Company's 2003 annual meeting of stockholders. Such stockholder's notice must be given in writing, include the information required by Regulation 14A and the Company's By-laws, and be delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Company at its principal offices. In order to be considered for inclusion in the proxy materials to be distributed in connection with the next annual meeting of stockholders of the Company, stockholder proposals for such meeting must be submitted to the Company no later than May 10, 2003.

                          REPORT OF THE AUDIT COMMITTEE

In accordance with its written charter adopted by the Board of Directors, which is attached as "Exhibit A" to the Company's Definitive Proxy Statement for the annual meeting dated February 8, 2001 which was filed with the Securities and Exchange Commission on January 9, 2001, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. All of the members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards). During fiscal 2001, the Committee met one time.

In discharging its responsibility for oversight of the audit process, the Audit Committee obtained from the independent auditors, KPMG LLP, a formal written statement describing any relationships between the auditors and the Company that might bear on the auditors' independence consistent with the Independent Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with the auditors any relationships that might impact the auditors' objectivity and Independence and satisfied itself as to the auditors' independence.

The Committee discussed and reviewed with the independent auditors the communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and discussed and reviewed the results of the independent auditors' examination of the financial statements for the year ended September 30, 2001.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2001, with management and the independent auditors. Management has the responsibility for preparation of the Company's financial statements and the independent auditors have the responsibility for examination of those statements.

Based upon the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2001, for filing with the Securities and Exchange Commission.

                                               AUDIT COMMITTEE
                                               Raymond P. Landry, Chairman
                                               Jerrell G. Clay
                                               Stephen P. Griggs

                                  OTHER MATTERS

The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect to any such matters in accordance with the judgment of the persons voting the proxies.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AND ANY AMENDMENTS THERETO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS PROVIDED WITH CERTAIN OTHER STOCKHOLDER INFORMATION IN THE MATERIALS ACCOMPANYING THIS PROXY STATEMENT. TO OBTAIN ADDITIONAL COPIES WITHOUT CHARGE, PLEASE WRITE

TO: LEONARD L. CARR, JR., SECRETARY, 5847 SAN FELIPE, SUITE 900, HOUSTON, TEXAS 77057. Whether or not you intend to be present at this Meeting you are urged to sign and return your proxy promptly.

                                            By order of the Board of Directors,
                                            James T. Rash
                                            Chairman

Houston, Texas
September 6, 2002

                            TIDEL TECHNOLOGIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD THURSDAY, SEPTEMBER 26, 2002

         The undersigned hereby appoints James T. Rash as proxy, with full power of substitution, to vote as proxy all of the shares of common stock, par value $.01 per share, of TIDEL TECHNOLOGIES, INC. (the "Company") standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, September 26, 2002, and at any adjournment thereof.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S SPECIFICATIONS HEREON. IF NO SPECIFICATION IS MADE, ALL SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES FOR DIRECTOR NAMED HEREIN.

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING.
            PLEASE PROMPTLY SIGN, DATE AND RETURN THIS PROXY IN THE
                       ENCLOSED POSTAGE PREPAID ENVELOPE.

                  (Continued, and to be signed on other side.)

                            TIDEL TECHNOLOGIES, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

                                                                                 FOR               WITHHOLD               FOR ALL
1. TO ELECT the six (6) directors of the Company to serve until the 2003         ALL                 ALL                  EXCEPT*
   annual meeting of stockholders of the Company and until their                 [ ]                 [ ]                    [ ]
   successors are duly elected and qualified--

   Nominees: 01 - James T. Rash,
   02 - Mark K. Levenick, 03 - Michael F. Hudson,
   04 - Jerrell G. Clay, 05 - Raymond P. Landry,
   06 - Stephen P. Griggs

   *Instruction: To withhold authority to vote for any nominee, draw a line through the name of the nominee in the list above.

2. TO RATIFY AND APPROVE the appointment of KPMG, LLP as independent             FOR               AGAINST                ABSTAIN
   auditors of the Company for the fiscal year ending                            [ ]                 [ ]                    [ ]
   September 30, 2002.


                                                                                 This proxy may be revoked at any time before it is
                                                                                 exercised (1) by providing written notice of
                                                                                 revocation to the Secretary of the Company prior to
                                                                                 the Meeting or (2) by attending the Meeting and
                                                                                 voting in person.

                                                                                 EXECUTED this ____ day of __________________, 2002

                                                                                 Signature(s)_______________________________________

                                                                                 ___________________________________________________
                                                                                 **INSTRUCTION:  Signature(s) should agree exactly
                                                                                 with name(s) on stock certificate(s). If this Proxy
                                                                                 is signed on behalf of a corporation or
                                                                                 partnership, please print both the name of the
                                                                                 entity and the name and title of the signatory.
                                                                                 Executors, administrators, trustees, guardians and
                                                                                 attorneys should indicate the capacity in which
                                                                                 they are signing. If stock is held jointly, each
                                                                                 owner should sign.

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -


                            YOUR VOTE IS IMPORTANT!




            PLEASE PROMPTLY SIGN, DATE AND RETURN THIS PROXY IN THE
                        ENCLOSED POSTAGE PAID ENVELOPE.